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                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES

                                                                      Exhibit 23
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                       CONSENT OF INDEPENDENT ACCOUNTANTS





August 12, 1998



To the Board of Directors
PHP Healthcare Corporation

     We consent to the incorporation by reference in the registration statement (No. 33-41577) on Form S-8 and the registration statement (No. 333-01011) on Form S-3 of PHP Healthcare Corporation of our report dated August 12, 1998 on our audits of the consolidated financial statements and financial statement schedule of PHP Healthcare Corporation and subsidiaries as of April 30, 1998 and 1997, and for the years ended April 30, 1998, 1997 and 1996, which report is included in this annual report on Form 10-K.

                                    PricewaterhouseCoopers LLP